UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 26, 2010

Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices including zip code)

(626) 768-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

East West Bancorp, Inc.

Current Report of Form 8-K

Item 2.02.	Results of Operations and Financial Condition.

On January 26, 2010, East West Bancorp, Inc. (the “Company”) announced, via press release, its preliminary results of operations for the quarter and year ended December 31, 2009. A copy of the related press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c). On January 26, 2010, the Company appointed Irene H. Oh as Executive Vice President and Chief Financial Officer of the Company and its wholly owned subsidiary, East West Bank. Ms. Oh succeeds Thomas J. Tolda who had held the same positions since April 2008. Mr. Tolda resigned from the Company on January 26, 2010, for personal reasons. Ms. Oh, age 32, served as Senior Vice President and Director of Corporate Finance of the Company from November 2005 until January 2010.

Ms. Oh will be responsible for the Company’s finance, treasury, accounting, secondary marketing, and investor relations functions. She will report to Julia Gouw, President and Chief Operating Officer of the Company.

The Company has not entered into a contractual agreement with Ms. Oh in connection with this appointment. Ms. Oh has not had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K.

A press release announcing Ms. Oh’s appointment and Mr. Tolda’s resignation, which was issued on January 26, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated January 26, 2010, furnished herewith by the Company.

99.2	Press Release, dated January 26, 2010, issued by the Company announcing the appointment of Irene Oh as Executive Vice President and Chief Financial Officer and the resignation of Thomas Tolda as Executive Vice President and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2010

EAST WEST BANCORP, INC.

By:	/s/ IRENE H. OH
Irene H. Oh Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 26, 2010, furnished herewith by the Company.

99.2	Press Release, dated January 26, 2010, issued by the Company announcing the appointment of Irene Oh as Executive Vice President and Chief Financial Officer and the resignation of Thomas Tolda as Executive Vice President and Chief Financial Officer.

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